Exhibit 99.1

ANCESTRY.COM LLC REPORTS Q2 2013 FINANCIAL RESULTS

– Ancestry.com Subscriber Growth of 5% Year-Over-Year –

– Q2 Non-GAAP Revenues $138 million, Up 16% Year-Over-Year –

– Adjusted EBITDA Growth of 26% Year-Over-Year –

PROVO, Utah, July 30, 2013 – Ancestry.com LLC, the world’s largest online family history resource, reported financial results today for the second quarter ended June 30, 2013.

“Ancestry.com performed solidly in the second quarter, and through the first half of 2013 we have seen steady subscriber increases and strong growth in non-GAAP revenue and adjusted EBITDA,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “These first half results have enabled us to de-lever our balance sheet more quickly than we anticipated, while maintaining our commitment to healthy levels of investment. We remain focused on delivering unique content and user experiences through new features and advancements in our sharing, mobile and DNA capabilities.”

Second Quarter 2013 Financial Highlights

•	Total revenue for the second quarter of 2013 was $131.9 million.

•

Non-GAAP revenue for the second quarter of 2013 totaled $137.7 million, an increase of 15.6% over $119.1 million in the second quarter of 2012, driven by growth in our core Ancestry.com branded websites revenues, Archives.com revenues and AncestryDNA revenues.

•

Adjusted EBITDA for the second quarter of 2013 was $54.2 million, compared to $42.9 million in the second quarter of 2012. The adjusted EBITDA margin of non-GAAP revenues for the second quarter of 2013 was 39.4%, compared to 36.0% in the second quarter of 2012.

•

Net income (loss) for the second quarter 2013 was a loss of $(21.3) million, compared to net income of $20.0 million in the second quarter of 2012. The loss was primarily due to the non-cash amortization of acquired intangible assets of $46.3 million, due to the December 2012 transaction.

•	Free cash flow totaled $12.1 million for the second quarter of 2013 compared to $16.3 million for the second quarter of 2012.

•	Cash and cash equivalents totaled $32.6 million as of June 30, 2013.

•	Obligations under long-term debt totaled $930.8 million as of June 30, 2013.

Recent Business Highlights

•	Total subscribers across all websites, including Ancestry.com, Archives.com, Fold3.com and Newspapers.com, were approximately 2,715,000 as of June 30, 2013.

•

Subscribers of Ancestry.com branded websites totaled approximately 2,112,000 as of June 30, 2013, a 5.3% increase over the end of the second quarter of 2012 and up slightly from the end of the first quarter of 2013.

•	Launch of StoryView product experience that enables users to create a highly sharable narrative around a person in their family tree.

•	Launch of the Shoebox by Ancestry.com mobile app that empowers members to easily scan and upload photos and documents to the site using their mobile phones.

•	The Company added more than 100 million records during the quarter. New collections added in Q2 included:

•	National Archives and Records Administration records spanning 1812 Pensions to the Mexican Civil War – 450,000 records

•	Surrey, England Parish records, 1538-1987 – 2.6 million records

•	Puerto Rico Social and Population Schedule records, 1935-1936 – 1.7 million records

•	Canadian Pre-Confederation Military collections – 1.9 million records

Conference Call & Webcast

Ancestry.com will host a conference call today at 3:00 p.m. MT (5:00 p.m. ET). Participants can access the conference call by dialing (719) 325-2362 approximately ten minutes prior to the start time.

Use of Non-GAAP Measures

The Company believes that non-GAAP revenues, adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. Non-GAAP revenue is calculated by adding the effects of non-cash adjustments to revenue from purchase accounting for the merger transaction. In the case of adjusted EBITDA, net income (loss) is adjusted for such expenses as non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense, net; income tax expense (benefit); and non-cash charges including depreciation, amortization and stock-based compensation expense. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, revenue, net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

The Company uses non-GAAP revenues, adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of its results with those of other companies; and in communications with its operating committee concerning its financial performance. The Company also uses non-GAAP revenues and adjusted EBITDA as factors when determining the incentive compensation pool.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with approximately 2.7 million paying subscribers across all its websites. More than 11 billion records have been added to the Ancestry.com sites and users have created more than 50 million family trees containing more than 5 billion profiles. In addition to its flagship site www.ancestry.com, the company operates several Ancestry international websites along with a suite of online family history brands, including Archives.com, Fold3.com and Newspapers.com, all designed to empower people to discover, preserve and share their family history.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, its reach, its activities to enhance subscribers’ experience and deliver product innovations and enhancements, improved features and tools, its activities to develop and promote its products (including DNA services), its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s substantial debt obligations as a result of the acquisition of the Company by a company controlled by the Permira funds and co-investors; the availability of cash and credit; the adverse impact of competitive product announcements; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Registration Statement on Form S-4 and in discussions in other of our Securities and Exchange Commission filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

ANCESTRY.COM LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,645	$35,651
Restricted cash	60,170	83,863
Accounts receivable, net of allowances of $539 and $661 at June 30, 2013 and December 31, 2012, respectively	10,800	11,089
Income tax receivable	28,817	41,799
Deferred income taxes	7,067	—
Prepaid expenses and other current assets	8,977	9,816

Total current assets	148,476	182,218
Property and equipment, net	33,175	27,813
Content database costs, net	266,587	270,984
Intangible assets, net	507,946	600,628
Goodwill	944,267	945,619
Other assets	42,760	50,192

Total assets	$1,943,211	$2,077,454
LIABILITIES AND MEMBER’S INTERESTS
Current liabilities:
Accounts payable	$13,157	$11,432
Accrued expenses	34,388	62,120
Acquisition-related liabilities	60,170	83,863
Deferred revenues	139,416	116,953
Current deferred income taxes	—	2,021
Current portion of long-term debt	34,105	6,432

Total current liabilities	281,236	282,821
Long-term debt, net	875,860	936,797
Deferred income taxes	207,720	235,167
Other long-term liabilities	6,005	13,323

Total liabilities	1,370,821	1,468,108
Commitments and contingencies
Member’s interests	687,772	682,021
Accumulated deficit	(115,382)	(72,675)

Total member’s interests	572,390	609,346

Total liabilities and member’s interests	$1,943,211	$2,077,454

ANCESTRY.COM LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(unaudited)
Revenues:
Subscription revenues	$122,708	$113,037	$236,482	$215,633
Product and other revenues	9,240	6,041	18,988	11,981

Total revenues	131,948	119,078	255,470	227,614
Costs of revenues:
Cost of subscription revenues	21,661	16,403	43,404	32,697
Cost of product and other revenues	5,937	3,584	11,668	6,369

Total cost of revenues	27,598	19,987	55,072	39,066

Gross profit	104,350	99,091	200,398	188,548
Operating expenses:
Technology and development	21,418	18,778	41,935	35,405
Marketing and advertising	34,364	34,944	71,322	74,493
General and administrative	13,456	12,733	25,275	23,375
Amortization of acquired intangible assets	46,296	3,224	92,682	5,785

Total operating expenses	115,534	69,679	231,214	139,058

Income (loss) from operations	(11,184)	29,412	(30,816)	49,490
Interest expense, net	(29,492)	(128)	(51,500)	(294)
Other income (expense), net	(161)	74	(712)	279

Income (loss) before income taxes	(40,837)	29,358	(83,028)	49,475
Income tax benefit (expense)	19,557	(9,381)	40,321	(15,951)

Net income (loss)	$(21,280)	$19,977	$(42,707)	$33,524
Comprehensive income (loss)	$(21,280)	$19,578	$(42,707)	$33,391

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(Unaudited)
Reconciliation of adjusted EBITDA and free cash flow to net income (loss) (in thousands):
Net income (loss)	$(21,280)	$19,977	$(42,707)	$33,524
Non-cash revenue adjustment	5,750	—	17,249	—
Interest expense, net	29,492	128	51,500	294
Other income (expense), net	161	(74)	712	(279)
Income tax expense (benefit)	(19,557)	9,381	(40,321)	15,951
Depreciation	4,055	3,606	7,828	7,153
Amortization	52,862	5,811	105,755	10,922
Stock-based compensation expense	2,740	4,056	3,186	7,003

Adjusted EBITDA	$54,223	$42,885	$103,202	$74,568

Capitalization of content database costs	(3,919)	(7,538)	(8,672)	(12,678)
Purchase of property and equipment	(9,667)	(5,024)	(13,190)	(10,117)
Cash paid for interest	(25,524)	(83)	(37,305)	(200)
Cash received (paid) for income taxes	(3,037)	(13,904)	18,731	(20,524)

Free cash flow	$12,076	$16,336	$62,766	$31,049

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(Unaudited)
Reconciliation of non-GAAP revenues to total revenues (in thousands):
Total revenues	$131,948	$119,078	$255,470	$227,614
Non-cash revenue adjustment (1)	5,750	—	17,249	—

Non-GAAP revenues	$137,698	$119,078	$272,719	$227,614

(1)	Represents non-cash adjustments to revenue or the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the merger transaction.

ANCESTRY.COM LLC

Total Subscribers and Net Subscriber Additions

(in thousands)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Total subscribers	2,112	2,096	2,005
Net subscriber additions	16	80	136

Contact:

Media:	Investors:
Heather Erickson	Mike Houston
(801) 705-7104 herickson@ancestry.com	(801) 705-7942 mhouston@ancestry.com